RCM Technologies, Inc.                            Tel:   856.486.1777
2500 McClellan Avenue                             Fax:  856.488.8833
Pennsauken, NJ 08109-4613                               info@rcmt.com
                                                        www.rcmt.com

 Corporate Contacts:
 Leon Kopyt
    Chairman, President & CEO
 Brian Delle Donne
    Chief Operating Officer
 Stanton Remer, CPA
   Chief Financial Officer
Kevin D. Miller
  Senior Vice  President

                             P R E S S  R E L E A S E


           RCM TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER 2003 RESULTS


April 30, 2003 -- RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the first quarter ended March 31, 2003.


The Company announced revenues of $50.7 million for the three months ended March 31, 2003, up from $47.8 million for the same period a year ago. Net income for the three months ended March 31, 2003 was $1.4 million, or $.13 per share, as compared to income of $2.1 million, or $0.20 per share, for the same period a year ago. For the three months ended March 31, 2003, earnings before interest, taxes, depreciation and amortization was $2.6 million, or $.24 per diluted share, as compared to $4.0 million, or $.37 per diluted share, for the same period a year ago.

Leon Kopyt, Chairman and CEO of RCM, commented: "Given the current indication of business trends in the markets we serve and the apparent sentiment of optimism among our customers, we believe that we have reached the line of equilibrium between supply and demand in our markets. As economic uncertainties diminish over the near term, we expect to see corresponding acceleration in demand and improvement in our business environment."

About RCM
RCM Technologies, Inc., established in 1971, is a premier provider of business and technology solutions designed to enhance and maximize the performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these services to various industries. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                   Three Months Ended March 31, 2003 and 2002
                    (In Thousands, Except Per Share Amounts)

                                                              2003                    2002
                                                        ------------------       ---------------

Revenues                                                          $50,650               $47,774
Gross profit                                                       10,805                12,461
Selling, general and administrative                                 8,200                 8,432
Depreciation and amortization                                         296                   307
Other expense                                                          19                   265
Income from continuing operations
  before income taxes                                               2,290                 3,457
Income taxes                                                          936                 1,303
Income from continuing operations                                   1,354                 2,154
Loss from discontinued operations,
  net of taxes                                                                                9
Net earnings                                                       $1,354                $2,145

Earnings per share (diluted)
  Income from continuing operations                                  $.13                  $.20
  Loss from discontinued operations
  Net income                                                         $.13                  $.20



                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)


                                                             March 31,          December 31,
                                                               2003                 2002
                                                          ----------------    -----------------

Cash and equivalents                                               $3,126               $2,845
Accounts receivable                                                38,413               31,754
Working capital                                                    15,727               16,516
Intangible assets                                                  38,102               36,753
Total assets                                                       94,261               89,977
Senior debt                                                         4,300                7,420
Total liabilities                                                  33,314               30,731
Stockholders' equity                                              $60,947              $59,246


                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation, amortization, extraordinary charges, non-recurring charges and other non-cash items. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                                Three Months Ended March 31,
                                                                      (In Thousands)
                                                              2003                        2002
                                                          ----------------          ---------------

EBITDA                                                             $2,605                   $4,029
Depreciation and amortization                            (            296)         (           307)
Interest expense, net of interest income                 (             19)         (           265)
Income taxes                                             (            936)         (         1,303)
Loss from discontinued operations                                                  (             9)
                                                          ----------------          ---------------

Net income                                                         $1,354                   $2,145
                                                          ================          ===============


Net income                                                         $1,354                   $2,145
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                     296                      307
    Provision for losses on accounts
      receivable                                                       16          (           117)
Changes in operating assets and liabilities
    Receivables                                          (          4,418)                   7,858
    Deferred tax asset                                                480                    1,116
    Prepaid expenses and other current assets                       1,043                      848
    Accounts payable and accrued expenses                           3,725          (         2,367)
    Accrued payroll                                                 2,023                    1,334
    Payroll and withheld taxes                                        205          (            43)
    Income taxes payable                                 (            250)         (         2,199)
                                                          ----------------          ---------------


Cash provided by operating activities                              $4,474                   $8,882
                                                          ================          ===============


                                                                 ####